Exhibit 11


K&L | GATES                                K&L Gates LLP
                                           State Street Financial Center
                                           One Lincoln Street
                                           Boston, MA  02111-2950

                                           T 617.261.3100     www.klgates.com



                                           August 31, 2009




Allegiant Funds
760 Moore Road
King of Prussia, PA 19406

Ladies and Gentlemen:

         We have acted as counsel to Allegiant Funds, a Massachusetts business trust (the "Acquiring Fund Trust"), in connection with the proposed acquisition by the Allegiant Money Market Fund, Allegiant Government Money Market Fund, Allegiant Tax Exempt Money Market Fund, Allegiant Limited Maturity Bond Fund, Allegiant Total Return Advantage Fund, Allegiant Intermediate Tax-Exempt Bond Fund, Allegiant Small Cap Core Fund, Allegiant International Equity Fund, Allegiant Tax-Exempt Limited Maturity Bond Fund, Allegiant Maryland Tax-Exempt Bond Fund and Allegiant Diversified Real Estate Fund ("Acquiring Funds"), each a series of the "Acquiring Fund Trust, of the assets and liabilities of the PNC Prime Money Market Fund, PNC Government Money Market Fund, PNC Tax-Exempt Money Market Fund, PNC Limited Maturity Bond Fund, PNC Total Return Bond Fund, PNC National Tax-Exempt Bond Fund, PNC Capital Opportunities Fund, PNC International Equity Fund, PNC Tax-Exempt Limited Maturity Bond Fund, PNC Maryland Tax-Exempt Bond Fund and PNC Diversified Real Estate Fund ("Acquired Funds"), each a series of PNC Funds, Inc., a Maryland corporation, in exchange for shares of the Acquiring Funds. The aforementioned proposed acquisition is referred to herein as the "Reorganization."

         This opinion is furnished in connection with the Acquiring Fund Trust's filing with the Securities and Exchange Commission ("SEC") of a registration statement on Form N-14 on August 31, 2009 (the "Registration Statement") under the Securities Act of 1933, as amended (the "1933 Act"), registering shares of beneficial interest of the Acquiring Funds (the "Shares") to be issued pursuant to the Plan of Reorganization (the "Plan") adopted by the Acquiring Funds and the Acquired Funds.

         You have requested our opinion as to the matters set forth below in connection with the filing of the Registration Statement. For purposes of rendering that opinion, we have examined the Registration Statement, the Plan, the Declaration of Trust of the Acquiring Fund Trust, as amended, the Amended Code of Regulations of the Acquiring Fund Trust, and the actions of the Acquiring Fund Trust that provide for the issuance of the Shares, and we have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied on a certificate of an officer of the Acquiring Fund Trust. In rendering our opinion, we have also made the assumptions that are customary in opinion letters of this kind. We have not verified any of those assumptions.
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K&L | GATES

Allegiant Funds
August 31, 2009
Page 2


         Our opinions, as set forth herein, are based on the facts in existence and the laws in effect on the date hereof and is limited to the laws of the Commonwealth of Massachusetts that, in our experience, generally are applicable to the issuance of shares by entities such as the Acquiring Fund Trust. We express no opinion with respect to any other laws.

         Based upon and subject to the foregoing, we are of the opinion that:

          1. The Shares to be issued pursuant to the Registration Statement have been duly authorized for issuance by the Acquiring Fund Trust; and

          2. When issued and consideration therefore has been paid in accordance with the Plan, the Shares to be issued pursuant to the Registration Statement will be validly issued, fully paid, and non-assessable. In this regard, however, we note that the Acquiring Fund Trust is a Massachusetts business trust and, under certain circumstances, shareholders of a Massachusetts business trust could be held personally liable for the obligations of the trust.

         This opinion is rendered solely in connection with the filing of the Registration Statement. We hereby consent to the filing of this opinion with the SEC in connection with the Registration Statement. In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the SEC thereunder.

                                                         Very truly yours,




                                                          /s/ K&L Gates LLP
                                                          -------------------
                                                          K&L Gates LLP